                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund-- Multistate Series 7J (California, Florida and Maryland Trusts):

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-35913 of our opinion dated September 26, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 16, 1996